UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

In re:	§	
	§	
AMERGENT HOSPITALITY GROUP, INC.; et al.,[1]	§	Case No. 24-42483-MXM-11
	§	(Jointly Administered)
	§	Chapter 11
Debtors.	§	

NOTICE OF NON-VOTING STATUS TO HOLDERS OF CLAIMS OR INTEREST CONCLUSIVELY PRESUMED TO REJECT THE PLAN [EQUITY HOLDERS]

PLEASE TAKE NOTICE THAT on **September 2, 2025**, the United States Bankruptcy Court for the Northern District of Texas (the "Court") entered an order [Docket No.[260]] (the "Disclosure Statement Order"): (a) approving the adequacy of the *Disclosure Statement Relating to the Joint Chapter 11 Plan of Liquidation of Amergent Hospitality Group, Inc. and Its Debtor Affiliates* (the "Disclosure Statement"), (b) approving the solicitation procedures (the "Solicitation Procedures") with respect to confirmation of the *Joint Chapter 11 Plan of Liquidation of Amergent Hospitality Group, Inc. and Its Debtor Affiliates* (the "Plan"),[2] (c) approving the forms of ballots and notices in connection therewith, (d) scheduling certain dates with respect thereto, and (e) granting related relief.

PLEASE TAKE FURTHER NOTICE THAT because of the nature and treatment of Class 7 Equity Interests under the Plan, ***Holders of Equity Interests in Amergent Hospitality Group, Inc. are not entitled to vote on the Plan***. Specifically, to the extent the Class under the Plan in which the Claim or Interest is classified does not entitle the holders of such claims or interests to receive or retain any property under the plan on account of such claims or interests, such Class is deemed to have rejected the Plan. Accordingly, collection of Ballot for members of such Class of Claims or Interests is not necessary.

PLEASE TAKE FURTHER NOTICE THAT the hearing at which the Court will consider Confirmation of the Plan and related voting and objection procedures (the "Confirmation Hearing") will commence on **October 21, 2025 at 1:30 p.m.** prevailing Central Time, before the Honorable Mark X. Mullin, in the United States Bankruptcy Court for the Northern District of Texas, located at Room 128, United States Courthouse, 501 West 10th Street, Fort Worth, Texas 76102.

PLEASE TAKE FURTHER NOTICE THAT the deadline for filing objections to the Plan is **October 14, 2025 at 5:00 p.m.**, prevailing Central Time (the "Confirmation Objection Deadline"). Any objection to the Plan ***must***: (a) be in writing; (b) conform to the Bankruptcy Rules, the Bankruptcy Local Rules, and any orders of the Court; (c) state, with particularity, the basis and nature of any objection to the Plan and, if practicable, a proposed modification to the Plan that would resolve such objection; and (d) be filed with the Court (contemporaneously with a proof of service) on or before the Confirmation Objection Deadline.

PLEASE TAKE FURTHER NOTICE THAT if you would like to obtain a copy of the Disclosure Statement Order, the Disclosure Statement, the Plan, any Plan Supplement, or related documents, you may: (a) access the Debtors' restructuring website at cases.stretto.com/AHGI; (b) write to AHGI, Ballot Processing Center, c/o Stretto, 410 Exchange, Suite 100, Irvine, CA 92602; (c) call 866-209-9801 (toll free) and request to speak with a member of the Solicitation Group; or (d) email TeamAmergent@stretto.com and reference "AHGI" in the subject line. You may also obtain copies of any pleadings filed in the Chapter 11 Cases for a fee via PACER at: http://www.txnb.uscourts.gov.

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY. IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN ADDITIONAL INFORMATION, CONTACT COUNSEL FOR THE DEBTOR (INFORMATION BELOW).

[1] The jointly administered debtors are Amergent Hospitality Group, Inc. (24-42483); I10/I20 Cuisine LLC (24-42482); LBB Acquisition, LLC (24-42484); LBB Acquisition 1 LLC (24-42485); LBB Platform LLC (24-42487); LBB Lake Oswego LLC (24-42489); LBB Progress Ridge LLC (24-42490); Noveno LLC (Alberta) (24-42491); Quinto LLC (Division) (24-42492); Sexto LLC (Waterfront) (24-42493); and Cuarto LLC (24-42494). Capitalized terms not otherwise defined herein have the same meanings as set forth in the Plan, the Disclosure Statement, or the Disclosure Statement Order, as applicable

Dated: September 5, 2025

CM LAW, PLLC
Richard G. Grant
Tex. Bar No. 08302650
National Litigation Support Center
13101 Preston Road, Suite 110-1510
Dallas, Texas 75240
Telephone: 214-210-2929
Email: rgrant@cm.law

ATTORNEYS FOR
DEBTORS IN POSSESSION